FIRST SUPPLEMENTAL INDENTURE

                        DATED AS OF NOVEMBER 7, 2000

                                BY AND AMONG

                          COMPTEK RESEARCH, INC.,

                        NORTHROP GRUMMAN CORPORATION

                                    AND

                           THE BANK OF NEW YORK,

                                 AS TRUSTEE

                                     TO

                                 INDENTURE

                         DATED AS OF MARCH 24, 1999

                                  BETWEEN

                           COMPTEK RESEARCH, INC.

                                    AND

                           THE BANK OF NEW YORK,

                                 AS TRUSTEE

                     ----------------------------------

                 8-1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                                  DUE 2004

                     ----------------------------------

                        FIRST SUPPLEMENTAL INDENTURE
                        ----------------------------

     FIRST SUPPLEMENTAL INDENTURE, dated as of November 7, 2000 (this "Supplemental Indenture"), by and among Comptek Research, Inc., a New York corporation (the "Company"), Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under that certain Indenture, dated as of March 24, 1999 (the "Indenture"), by and between the Company and the Trustee.

     WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance by the Company of up to $20,000,000.00 in aggregate principal amount of 8-1/2% Convertible Subordinated Debentures Due 2004 (the "Securities"), approximately $5,000,000.00 of which are currently issued and outstanding;

     WHEREAS, on August 31, 2000, Yavapai Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Northrop Grumman ("Merger Sub"), merged with and into the Company (the "Merger"; the merged entity is hereinafter sometimes referred to as the "Surviving Corporation") pursuant to the provisions of that certain Agreement and Plan of Merger, dated as of June 12, 2000, among Northrop Grumman, Merger Sub and the Company, as amended as of August 7, 2000 (the "Merger Agreement");

     WHEREAS, pursuant to the Merger Agreement, at the time of the effectiveness of the Merger, and as a result of the Merger, each issued and outstanding share of common stock, par value $0.02 per share, of the Company ("Company Common Stock"), other than those shares of Company Common Stock owned by Northrop Grumman, any subsidiaries of Northrop Grumman or the Company or held by the Company as treasury shares and those as to which appraisal rights, if any, have been exercised, were converted into the right to receive 0.2799 validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Northrop Grumman ("Northrop Grumman Common Stock");

     WHEREAS, Section 10.10 of the Indenture requires that, as a result of the Merger, the Surviving Corporation shall execute and deliver to the Trustee a supplemental indenture providing: (i) that the holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 10.1 of the Indenture, to convert such Security into the number of shares of Northrop Grumman Common Stock receivable in the Merger by a holder of the number of shares of Company Common Stock into which such Security might have been converted immediately prior to the Merger; and (ii) for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly as equivalent as may be practicable to the adjustments provided in Article X of the Indenture; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, in order to comply with the requirements of the Indenture, the Company and Northrop Grumman covenant and agree with the Trustee for the equal and proportionate benefit, security and protection of the respective holders from time to time of the Securities, as follows:

                                 ARTICLE I

                       MODIFICATIONS OF THE INDENTURE
                       ------------------------------

     Section 1.01. The definition of "Affiliate" in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

     Section 1.02. The definition of "Closing Price" in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

     "Closing Price" means with respect to the shares of Capital Stock of Northrop Grumman on any day, (i) the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange (the "NYSE"), or (ii) if the shares of Capital Stock are not listed or admitted to trading on the NYSE, the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Capital Stock are listed or admitted to trading, or (iii) if the shares of Capital Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm selected from time to time by the Company for that purpose.

     Section 1.03. The definition of "Subsidiary" in Section 1.1 of the Indenture is hereby amended and restated in its entirety as follows:

     "Subsidiary" means, with respect to any Person, any other Person the majority of whose voting stock is owned by the first Person or a subsidiary of the first Person. Voting stock is Capital Stock having voting power under ordinary circumstances to elect directors or similar positions.

     Section 1.04. Section 13.2 of the Indenture is hereby amended by inserting the following notice provision following the words "Attention:
Corporate Trust Department" in the first paragraph thereof:

          "if to Northrop Grumman:

               Northrop Grumman Corporation
               1840 Century Park East
               Los Angeles, California  90067
               Attention: Treasurer"


                                 ARTICLE II

                                 CONVERSION
                                 ----------

     Section 2.01. In accordance with Section 10.10 of the Indenture and
Section 10.05 of the Merger Agreement, Northrop Grumman hereby expressly assumes the due and punctual performance and observance of all of the terms, covenants and conditions of Article X of the Indenture to be kept or performed by the Company.

     Section 2.02. Section 10.1 of the Indenture is hereby amended and restated in its entirety as follows:

     "Subject to the provisions of Paragraph 8 of the Securities, the Holder of any Security or Securities shall have the right, at such Holder's option, at any time after the Effective Time and before the close of business on April 1, 2004 (except that, with respect to any Security or portion of a Security which shall be called for redemption, such right shall terminate at the close of business on the Redemption Date fixed for redemption of such Security or portion of a Security unless the Company shall default in payment due upon redemption thereof), to convert, subject to the terms and provisions of this Article X, the principal of any such Security or Securities or any portion thereof which is $1,000 principal amount or an integral multiple thereof into shares of common stock of Northrop Grumman Corporation, $1.00 par value per share ("Common Stock"), initially at the conversion price per share of $33.940693 or, in case an adjustment of such price has taken place pursuant to the provisions of
Section 10.4, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Security or Securities, the principal of which is so to be converted, accompanied by written notice of conversion duly executed, to the Company, at any time during usual business hours at the office or agency maintained by it for such purpose, and, if so required by the Conversion Agent or Registrar, accompanied by a written instrument or instruments of transfer in form satisfactory to the Conversion Agent or Registrar duly executed by the Holder or his duly authorized representative in writing. For convenience, the conversion of any portion of the principal of any Security or Securities into shares of Common Stock is hereinafter sometimes referred to as the conversion of such Security or Securities.

     Section 2.03. Pursuant to Article X of the Indenture, Northrop Grumman shall succeed to, and be substituted for, and may exercise every right and power of, the Company under Article X of the Indenture with the same effect as if Northrop Grumman had been named as the Company therein.

     Section 2.04. Securities authenticated and delivered on and after the date hereof shall bear the following notation which may be stamped or typewritten thereon:

          "On August 31, 2000, pursuant to a definitive merger agreement, Comptek Research, Inc. ("Comptek") became a wholly owned subsidiary of Northrop Grumman Corporation ("Northrop Grumman"), which issued 0.2799 shares of its common stock, par value $1.00 per share ("Northrop Grumman Common Stock"), in exchange for each outstanding share of common stock, par value $0.02 per share, of Comptek (said merger hereinafter referred to as the "Merger"). Northrop Grumman has assumed the due and punctual performance of every covenant contained in Article X of the Indenture on the part of Comptek to be performed or observed. Accordingly, notwithstanding anything to the contrary in Section 8 hereof, on and after August 31, 2000, each holder of $1,000 in principal amount or any integral multiple thereof of Securities outstanding shall have the right to convert such $1,000 in principal amount or any integral multiple thereof of the Securities only into shares of Northrop Grumman Common Stock at the Conversion Price (as defined below), and cash in lieu of fractional shares of Northrop Grumman Common Stock, which is the kind and amount of stock, securities and other property receivable upon the Merger by a holder of the number of shares of common stock into which such $1,000 in principal amount or any integral multiple thereof of the Securities might have been converted immediately prior to the Merger. "Conversion Price" shall mean $33.940693 per share, subject to adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Section 10.4 of the Indenture."

     If the Company shall so determine, new Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Securities then outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided to any Security or to exchange any Security for a new Security modified as herein provided shall not affect any of the rights of the holder of such Security.

                                ARTICLE III

                               MISCELLANEOUS
                               -------------

     Section 3.01. Northrop Grumman hereby represents and warrants to the Trustee and to the holders of the Securities as follows:

          (a) Northrop Grumman is a corporation organized and existing under the laws of Delaware.

          (b) This Supplemental Indenture has been duly authorized, executed and delivered by Northrop Grumman and constitutes a valid and legally binding obligation of Northrop Grumman, enforceable against Northrop Grumman in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.02. The Trustee accepts the trusts in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by Northrop Grumman or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by Northrop Grumman.

     Section 3.03. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

     Section 3.04. The recitals contained herein shall be taken as the statement of Northrop Grumman and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or as to the validity, value, kind or amount of any shares of Capital Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security.

     Section 3.05. This Supplemental Indenture shall be effective as of the date first above written.

     Section 3.06. Unless otherwise defined herein, or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

     Section 3.07. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 3.08. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the Courts of the State of New York and the U.S. Federal Courts, in each case sitting in the Erie County, New York, and waives any objection as to venue or forum non conveniens.

                [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.



                                        NORTHROP GRUMMAN CORPORATION

                                        By: /s/ Albert F. Myers
                                           --------------------------------
                                           Name:  Albert F. Myers
                                           Title: Corporate Vice President &
                                                  Treasurer



                                        COMPTEK RESEARCH, INC.

                                        By: /s/ Laura Benedetti
                                           --------------------------------
                                           Name:
                                           Title:



                                        THE BANK OF NEW YORK, as Trustee

                                        By: /s/ Derek Kettel
                                           --------------------------------
                                           Name:  Derek Kettel
                                           Title: Agent